                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CheckFree Corporation on Form S-8 of our reports dated August 3, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K of CheckFree Corporation for the year ended June 30, 2001.


/s/ Deloitte & Touche, LLP

Atlanta, Georgia
June 28, 2002